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                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549
                       ________________________________

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1394



      Date of Report (Date of earliest event reported): February 15, 2001



                 ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Colorado
                (State or other jurisdiction of incorporation)


            000-17325                                    58-2429712
       (Commission File Number)                (IRS Employer Identification No.)


5444 Westheimer, Suite 1570, Houston, Texas                77056
(Address of principal executive offices)                 (Zip Code)


                                (713) 731-2264
              Registrant's telephone number, including area code


                       16101 LaGrande Drive, Suite 100,
                          Little Rock, Arkansas 72223

         (Former Name or Former Address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On February 15, 2001, pursuant to a Purchase Agreement dated December 31, 2000, as amended by a First Amendment thereto dated as of January 31, 2001 (as amended, the "Purchase Agreement"), among Chrome Energy, L.L.C., a Delaware limited liability company ("Chrome"), Talisman Capital Opportunity Fund Ltd., a corporation formed under the laws of the British Virgin Islands and formerly named Elara, Ltd. ("Talisman"), and TC Hydro Carbon, Inc., a Delaware corporation ("TC Hydro Carbon" and, together with Talisman, the "Sellers"), Chrome purchased from the Sellers for $6,000,000 cash the following: (i) 375,000,000 shares of the common stock, par value $.0001 per share (the "Common Stock"), of Environmental Remediation Holding Corporation (the "Company") held and owned of record by TC Hydro Carbon; (ii) 2,244,385 shares of the Common Stock held and owned of record by Talisman; (iii) a convertible senior subordinated note from the Issuer due October 15, 2002, in the principal amount of $750,000 owned and held by Talisman (the "5.5% Note"); (iv) a convertible note from the Issuer due October 26, 2000, in the principal amount of $500,000, owned and held by Talisman (the "20% Note");
(v) a senior secured 8.00% exchangeable promissory note from the Issuer due September 1, 2004, in the principal amount of $4,000,000 owned and held by TC Hydro Carbon (the "8% Note"); (vi) a warrant certificate dated as of October 26, 1998, owned and held by Talisman providing the right to purchase 750,000 shares of the Common Stock from October 26, 1998, until October 26, 2008, (the "First Talisman Warrant"); (vii) a warrant certificate dated as of October 26, 1998, owned and held by Talisman providing the right to purchase 750,000 shares of the Common Stock from October 26, 1999, until October 26, 2008, (the "Second Talisman Warrant"); and (viii) a warrant certificate dated as of October 15, 1997, owned by Talisman providing the right to purchase 45,000 shares of the Issuer from October 15, 1997, until October 15, 2002 (the "ELARA Warrant"). Subsequent to February 15, 2001, Chrome transferred to its financial advisors an aggregate of 116,629,564 shares of Common Stock.

     The Purchase Agreement is set forth in Exhibit 1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The foregoing description of the terms and provisions of the Purchase Agreement is a summary only, and is qualified in its entirety by reference to such document.

     Upon consummation of the purchase by Chrome of the foregoing securities of the Company, the Company's three directors prior to February 15, 2001 (the "Talisman Directors") elected three new directors, which are identified in the table below. Immediately after the election of these new directors, the Talisman Directors resigned from the board of the Company. At a special meeting of the Company's board of directors that occurred after the resignation of the Talisman Directors, the board elected the executive officers of the Company as specified in the table below. The names and ages of the directors and executive officers of the Company, and their positions with the Company are as follows:

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

          NAME               AGE          POSITION               NATIONALITY
          ----               ---          --------               -----------
     Sir Emeka Offor, KSC    42      Chairman of the Board       Nigerian
     Mr. Chude Mba           43      President and Director      Nigerian
     Mr. Nicolae Luca        42      Director                    Romanian
     Mr. Eze Echesi          45      Chief Financial Officer     Nigerian
     Mr. Peter C. Ntephe     34      Company Secretary           Nigerian


     In connection with the consummation of the transactions contemplated by the Purchase Agreement, Chrome is a party to that certain First Amended Agreement dated February 9, 2001 (the "Settlement Agreement"), whereby the parties thereto have agreed to dismiss with prejudice a derivative lawsuit (styled ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, DERIVATIVELY BY AND THROUGH KEVIN BARTLEY ET AL V. TALISMAN CAPITAL OPPORTUNITY FUND L.P. ET AL) previously filed by certain of the Company's shareholders against several of the Company's former directors and controlling shareholders. Pursuant to the Settlement Agreement, the following actions will, to the extent not already completed, be consummated within a commercially reasonable time:

     (a) under the terms of the 8.0% Note and the Settlement Agreement, up to $2,200,000 of the advances made by TC Hydro Carbon outstanding for more than 180 days and the accrued interest thereon (which, as of January 31, 2001, totaled $2,431,467.43 (the "8.0% Note Matured Amount")) is convertible at any time at a conversion price of $0.20 per share (12,157,335 shares of Common Stock as of January 31, 2001);

     (b) the 5.5% Note will be cancelled and the Company will execute a new convertible note (the "First New Note") payable to Chrome in an amount equal to the total of the outstanding principal balance of the 5.5% Note and all accrued interest thereon, such amount to be convertible, at Chrome's option, into shares of Common Stock at $0.20 per share (as of January 31, 2001, the amount of the First New Note will be approximately $804,312.50); and

     (c) the 20% Note will be cancelled and the Company will execute a new convertible note (the "Second New Note") payable to Chrome in an amount equal to the total of the outstanding principal balance of the 20% Note and all accrued interest thereon, such amount to be convertible, at Chrome's option, into shares of Common Stock at $0.20 per share (as of January 31, 2001, the amount of the Second New Note will be approximately $631,666.67).

     The Settlement Agreement is set forth in Exhibit 2 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item.
 The foregoing description of the terms and provisions of the Settlement Agreement is a summary only, and is qualified in its entirety by reference to such document.

     As a result of the foregoing, based on the Schedule 13D filed on February 26, 2001 by Chrome, Chrome Oil Services Limited, a Bahamian corporation and the sole member of Chrome ("COS"), and Sir Emeka Offor, a citizen of Nigeria and the sole shareholder, officer and director of COS, Chrome beneficially owns 281,497,051 shares, or 54.2%, of the Company's 498,698,199 issued and outstanding shares of Common Stock. The Company is not aware of any other person who beneficially owns more than 5% of the outstanding shares of Common Stock.

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     Chrome has entered into escrow agreements with the holders of $6,141,250 aggregate principal amount of the Company's outstanding convertible debt securities, which, together with the convertible debt securities held by Chrome, constitutes 97.4% of all of the Company's outstanding convertible debt securities. These escrow agreements provide for the amendment of the outstanding convertible debt held by the parties to the escrow agreements so that (i) the maturity date is extended to January 31, 2003, (ii) interest will be payable by the Company on January 31, 2002 and at maturity, (iii) the conversion price is fixed at $0.20 per share, subject to standard anti-dilution adjustments, and (iv) all prior defaults by the Company are waived.

     On approximately February 10, 2001, Chrome entered into an Assignment and Settlement Agreement with Procura Financial Consultants, C.C., a South African closely-held corporation ("Procura"), and STP Energy Corporation, a British Virgin Islands international business company ("STP"). Procura and STP had asserted claims and rights against the Company's business opportunities and contractual relationships with the Democratic Republic of Sao Tome e Princip ("DRSTP") claiming, among other things, to be a joint venture partner of the Company in such relationship and also an indirect participant in STPetro, S.A., the national petroleum company of the DRSTP in which the Company owns a 49% equity interest. Under the Assignment and Settlement Agreement, Procura and STP assigned all such claims and rights to Chrome in exchange for $550,000 cash paid by Chrome. To the extent that any such claims were not assigned or not assignable to Chrome, Procura and STP released and covenanted not to sue the Company and the DRSTP. Although the Company is not a party to the Assignment and Settlement Agreement, Chrome has indicated its intention to contribute the Procura and STP assigned claims and rights to the Company, subject to approval of the Company's board of directors and repayment to Chrome of the cash consideration it paid to acquire such claims and rights.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 28, 2001, the Company engaged Pannell Kerr Forster of
Texas, P.C. of Houston, Texas ("PKF") as its principal independent accountants to audit the Company's financial statements. The Company's Board of Directors approved the engagement of PKF on February 15, 2001.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed herewith:

     Exhibit 1. Purchase Agreement dated as of December 31, 2000, among Talisman Capital Opportunity Fund LTD., TC Hydro Carbon, Inc. and Chrome Energy, L.L.C.

     Exhibit 2. First Amended Agreement between Kevin Bartley et al., and Chrome Energy, L.L.C., dated February 9, 2001.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:     March 2, 2001


                                       ENVIRONMENTAL REMEDIATION
                                       HOLDING CORPORATION

                                       By /s/ Chude Mba
                                         ----------------------------------
                                         Chude Mba, President






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